                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) August 2, 2005
                                                           --------------

                              --------------------

                               SL INDUSTRIES, INC.
                               -------------------
               (Exact name of registrant as specified in charter)

     NEW JERSEY                      1-4987                  21-0682685
     ----------                      ------                  ----------
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                 File Number)               Identification No.)

      520 Fellowship Road, Suite A114, Mount Laurel, New Jersey     08054
      -------------------------------------------------------------------
             (Address of Principal Executive Offices)          (Zip Code)

        Registrant's telephone number, including area code (856) 727-1500
                                                           --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
(17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     |_|  Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|  Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Revolving Credit Facility
-------------------------

            On August 3, 2005, the  registrant  and certain of its  subsidiaries entered  into a  revolving  credit  facility  with Bank of  America,  N.A.  (the
"Revolving Credit  Facility") to replace the existing the financing  arrangement among the registrant,  certain of its  subsidiaries and LaSalle Business Credit,
LLC,  as set forth in the Loan and  Security  Agreement  dated  January  6, 2003
("LaSalle  Facility").  See Item 1.02  below for a  complete  discussion  of the termination  of the LaSalle  Facility on August 2, 2005.  The  Revolving  Credit
Facility,   with  a  standby  and  commercial  letter  of  credit  sub-limit  of
$5,000,000,   provides  for  borrowings  of   $25,000,000,   and  under  certain
circumstances  for maximum  borrowings  of  $30,000,000.  The  Revolving  Credit
Facility  expires  on June 30,  2008.  Borrowings  under  the  Revolving  Credit
Facility bear interest,  at the  registrant's  option,  at the London  interbank offering rate ("LIBOR")  plus 0.90% to 1.9%, or a base rate,  plus a margin rate ranging from 0% to 0.5%,  which is the higher of (i) the Federal Funds rate plus
0.5% or (ii) Bank of America,  N.A.'s publicly  announced prime rate. The margin rates are based on certain leverage  ratios,  as provided in the loan documents.
The  registrant is subject to compliance  with certain  financial  covenants set forth in the  Revolving  Credit  Facility,  including  a maximum  ratio to total funded debt to EBITDA,  minimum  levels of interest  coverage  and net worth and limitation on capital expenditures, as defined.

Grant of Option
---------------

            On August 4, 2005,  the  registrant  announced  the  appointment  of
Eugene J. Ruddy as President of its wholly owned  subsidiary,  Condor D.C. Power
Supplies,  Inc. As part of Mr. Ruddy's compensation,  the registrant granted him options to purchase 25,000 shares of the  registrant's  common stock,  par value
$.20 per share,  at an exercise price of $17.01 per share (the  "Options").  The
Options  vest  25% on  August  1,  2005  and  25% on  each  of  the  next  three anniversaries of August 1, 2005. The Options expire on August 4, 2009.

            For additional  information,  reference is made to the press release attached hereto as EXHIBIT 99.01, which is incorporated herein by reference.

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

            On August 2, 2005, the LaSalle Facility was terminated.  The LaSalle
Facility provided for a revolving loan and two term loans, up to a total maximum indebtedness of  $20,000,000.  The revolving loan of up to $16,810,000 was based upon eligible  receivables  and inventory,  as well as an overadvance  amount of
$1,500,000. The overadvance amount was fully paid down on April 7, 2004. The two term loans of $2,350,000  and $840,000 were being paid down over the  three-year term. The registrant was subject to an early termination  charge of $184,981.30.
The total amount that the registrant  paid in connection with the termination of the LaSalle Facility was $2,520,231.39.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL  OBLIGATION OR AN OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

            See Item 1.01-Entry into Material Definitive  Agreement,  discussing
the  Revolving  Credit   Agreement,   by  and  among  the  registrant,   certain
subsidiaries of the registrant and Bank of America, N.A., dated August 3, 2005.

ITEM 8.01   OTHER EVENTS

            On August 4, 2005 the registrant  issued a press release  announcing the  appointment  of Eugene J. Reddy as  President of Condor and the issuance of the Options in connection  with his  appointment.  The registrant also announced the appointment of Salvatore V. Ronchetti,  the former  President of Condor,  as
Executive Vice President of the registrant's Power Electronics Group.

            For additional  information,  reference is made to the press release attached hereto as EXHIBIT 99.01 and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

            Exhibit No.        Description
            -----------        -----------

            99.01              Press release of SL Industries, Inc. dated August
                               4, 2005.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SL INDUSTRIES, INC.
                                       -------------------
                                          (Registrant)

Date: August 8, 2005
                                       By: /s/ David R. Nuzzo
                                           -------------------------------------
                                       Name:  David R. Nuzzo
                                       Title: Vice President and Chief
                                              Financial Officer